UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 6, 2009

CAPITAL CITY ENERGY GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada (State or other jurisdiction of incorporation)	333-140806 (Commission File Number)	20-5131044 (IRS Employer Identification No.)

8351 North High Street ▪ Suite 101 Columbus, Ohio (Address of principal executive offices)	43235 (Zip Code)

614-310-1614

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective on March 6, 2009, Timothy W. Crawford, the Chief Executive Officer and Chairman of the Board of Directors of Capital City Energy Group, Inc., (the “Company”) resigned as Chief Executive Officer of the Company for personal reasons.  Mr. Crawford will remain as the Chairman of the Board of Directors of the Company.

Mr. Daniel R. Coffee has been named to replace Mr. Crawford in his position as Principal Executive Officer.  Mr. Coffee also currently serves as President and Chief Operating Officer of the Company.  Mr. Coffee, age 51, became Chief Operating Officer and a Director in March, 2008 and was named President in October, 2008. From 1997 to 2007, he served as Manager of Business Development and Acquisitions of Superior Well Services, Inc., a multi-million dollar integrated oil field service company. He also served as Wireline Division Manager and Corporate Radiation Safety Officer. He started his oilfield career with Eastern Well Surveys, Inc. and also worked for Schlumberger Well Services, LTD where he served in various management roles.

Mr. Coffee is a current Board member of the Ohio Chapter Society of Petroleum Engineers, Past Chairman of Penn-York, and Past Vice President of the Ohio Chapter Society of Professional Well Log Analysts.

Item 9.01 – Financial Statements and Exhibits

The following exhibit has been furnished as part of this report:

Exhibit	Description

99.1	Press Release dated March 12, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Capital City Energy Group, Inc.

Date: March 12, 2009	By:	/s/ Daniel R. Coffee
Daniel R. Coffee
Principal Executive Officer